EXHIBIT 5.1
                                KIRKLAND & ELLIS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                             New York, NY 10022-4675

To Call Writer Direct:                                              Facsimile:
   212 446-4800                                                    212 446-4900

                                September 7, 1995

Specialty Retailers, Inc.
10201 Main Street
Houston, TX  77025

                  Re: 11% SERIES D SENIOR SUBORDINATED NOTES DUE 2003
Gentlemen:

                  We have acted as counsel to Specialty Retailers, Inc., a Delaware Corporation (the "Company"), in connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), of $18,250,000 in aggregate principal amount of 11% Series D Senior Subordinated Notes due 2003 (the "New Securities") for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 11% Series C Senior Subordinated Notes due 2003 (the "Old Securities").

                  In connection therewith, we have examined and relied upon the original, or copies certified or otherwise identified to our satisfaction, of:
(i) the Restated Certificate of Incorporation and By-Laws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the New Securities; (iii) the Registration Statement and exhibits thereto relating to the issuance of the New Securities (the "Registration Statement"); (iv) the form of indenture entered into between the Company and The First National Bank of Boston (the "Trustee") relating to the Old and New Securities (the "Indenture"); and (v) such other documents, corporate records and other instruments as we have deemed necessary for the expression of the opinions contained herein.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as
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copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

                  It is our opinion that when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Securities shall have been validly tendered to the Company and (iv) the New Securities shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's Board of Directors (and any authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the New Securities, when issued pursuant to the Exchange Offer, will be legally issued, fully paid and nonassessable and will constitute binding obligations of the Company.

                  Our opinions as herein expressed are subject to the following qualifications:

                  (a) our opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity;

                  (b) provisions in the Indenture and the New Securities deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

                  (c) requirements in the Indenture and the New Securities specifying that the provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral or implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;
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                  (d) we express no opinion as to the enforceability of the
indemnification provisions of the Indenture and the Old Securities insofar as said provisions might require indemnification with respect to any litigation against the Company determined adversely to the Trustee, or any loss, cost or expense arising out of the Trustee's gross negligence or willful misconduct or any violation by such trustee of statutory duties, general principles or equity or public policy; and

                  (e) we express no opinion with respect to indemnification or contribution obligations which contravene public policy including, without limitation, indemnification or contribution obligations which arise out of failure to comply with applicable state or federal securities law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section titled "Legal Matters" in the Registration Statement.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the New Securities.

                  We are admitted to practice law in the State of New York, and we express no opinions as to matters under or involving any laws other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                              Very truly yours,

                                              KIRKLAND & ELLIS

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